Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2004, except for Note 14, which is as of June 10, 2004, relating to the consolidated financial statements of Leadis Technology, Inc., which appears in Leadis Technology, Inc.’s Registration Statement on Form S-1 (No. 333-113880), filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

June 16, 2004